Exhibit 99.1

   Hudson United Bancorp Reports EPS of $0.66 per Diluted Share for the Fourth
         Quarter of 2003; a 5% Increase Over the Fourth Quarter of 2002

    MAHWAH, N.J.--(BUSINESS WIRE)--Jan. 20, 2004--Hudson United
Bancorp (NYSE: HU):

    Executive Overview

    The Company's fourth quarter net income after tax totaled $29.5 million or $0.66 per fully diluted share. The consensus estimate for the Company was $0.67 per fully diluted share, which preceded the Company's announcement on January 2, 2004 concerning the termination of its banking business for its correspondent customers and the related charge of $2.4 million, or $0.03 per fully diluted share, recorded in 2003 results. Fourth quarter results include certain other unique items, including income taxes at the statutory rate. The Company realized securities gains of $4.8 million ($3.1 million after tax), an income tax benefit of $1.5 million related to income tax refunds, carry forwards, claims and the assessment of deferred tax assets and liabilities, which partially offset: $4.5 million ($2.9 million after tax) of salaries and benefit costs relating to executive transition, replacement of its medical and dental insurance provider and a modification of its payroll process, and $3.4 million ($2.2 million after tax) for the write off of certain technology assets and the accelerated amortization of capitalized credit card origination costs
    The Company is aware of eight brokerage firms that have published preliminary EPS estimates for Hudson United for 2004. These eight estimates range from a low of $2.75 per diluted share to a high of $3.00 per diluted share. The Company expresses comfort with a 2004 earnings estimate of $2.85 to $2.90 per share. The eight published EPS estimates for 2004 are based upon varying assumptions that the brokerage firms make about the Company. The Company is not expressing comfort with any of the varying assumptions that the brokerage firms make for any of these eight published EPS estimates. The Company does not undertake any continuing obligation to update its comfort on published EPS estimates.
    Hudson United Bancorp ("the Company") (NYSE: HU) today reported net income of $29.5 million, or $0.66 per diluted share, for the quarter ended December 31, 2003. The Company's EPS of $0.66 per diluted share in the fourth quarter of 2003 represents a 5% increase in diluted EPS compared to the EPS of $0.63 per diluted share that the Company reported in the fourth quarter of 2002.
    "We are pleased to report an increase in EPS of 5% for the fourth quarter of 2003 over the comparable quarter in 2002" said Kenneth T. Neilson, Chairman, President and CEO. "Our net interest income continues to show improvement, with a $2.4 million increase over the third quarter of 2003. We have also shown growth in the fourth quarter in our commercial loans and commercial real estate loans in excess of the effect of the Flatiron Credit Company ("Flatiron") acquisition. We believe the internal loan growth, and the loans added from the acquisition of Flatiron, will continue to enhance net interest income and net interest margin in future periods", said Kenneth T. Neilson.
    The Company's return on average equity was 25.77 % and return on average assets was 1.45 % for the fourth quarter of 2003. The net interest margin was 4.05 % for the fourth quarter of 2003. For the fourth quarter of 2002 the Company's return on average equity was
25.92 %, its return on average assets was 1.51 %, and the net interest margin was 4.53 %
    The Company's fully diluted EPS for the full year 2003 was $2.61 per diluted share. The Company's return on average equity was 26.82 % and return on average assets was 1.48 % for the full year 2003. The net interest margin was 4.12 % for the full year of 2003.
    For the year ended December 31, 2002, the Company reported EPS of $2.72 per diluted share. The Company's EPS for the year ended 2002 included a $77.0 million cash payment received from Dime Bancorp, Inc. ("Dime") on January 7, 2002, representing the final termination payment relating to the uncompleted merger of the Company and Dime. The net income for 2002 also included an additional $21.3 million provision for loan and lease losses relating to the accelerated disposition of certain nonperforming commercial and industrial loans and also $21.5 million of certain expenses, which included $13.2 million of other expenses and $8.3 million of expenses related to the terminated merger including financial advisor fees and acceleration of employee retention awards.

    Results of Operations for Quarter End and Year to Date December
31, 2003

    Net revenue, which is the sum of net interest income and noninterest income, was $116.2 million for the fourth quarter of 2003. This was comprised of net interest income of $75.1 million and noninterest income of $41.1 million. Net revenue for the fourth quarter of 2003 increased by $11.0 million compared to net revenue for the fourth quarter of 2002. This increase was due to an increase in noninterest income of $12.6 million offset in part by a decline of $1.6 million in net interest income.
    Net revenue was $432.3 million for the year ended 2003. This was comprised of net interest income of $299.3 million and noninterest income of $133.0 million. Net revenue for the year ended 2002 was $485.9 million. The change in the year ended 2003 from the comparable period in 2002 is primarily attributed to the aforementioned $77.0 million Dime merger termination payment received in the first quarter of 2002 partially offset by a $25.6 million increase in noninterest income which resulted primarily from the Company's landfill gas acquisitions , credit card fee income and trading asset gains in 2003.
    Net interest income for the fourth quarter of 2003 was $75.1 million and the net interest margin was 4.05 %. Net interest income for the fourth quarter of 2002 was $76.7 million and the net interest margin was 4.53 %. Net interest income decreased by $1.6 million in the fourth quarter of 2003 compared to the fourth quarter of 2002. This decrease was due to a decline in interest income, which was attributable to a lower yield on loans and increased amortization of premiums on investment securities resulting from faster prepayment speeds, which was partially offset by an increase in average investments and average loans.
    Net interest income for the year ended 2003 was $299.3 million and the net interest margin was 4.12 %. Net interest income for the year ended 2002 was $300.8 million and the net interest margin was 4.65 %. The decrease in net interest margin for the year ended 2003 compared to the comparable period in 2002 was due to decreased interest income, which was attributable to lower yields on variable rate loans and increased amortization of premiums on investment securities resulting from faster prepayment spreads, which was partially offset by an increase in average investments and average loans. These decreases in interest income were offset in part by lower interest expense on deposits for both the fourth quarter and year to date 2003.
    The amortization of premiums was $5.1 million in the fourth quarter of 2003, $9.3 million in the third quarter of 2003 and $26.2 million for the year ended 2003. Total unamortized premiums were $13.7 million at December 31, 2003.
    Low levels of nonperforming loans at December 31, 2003 and a decline in net charge offs for the fourth quarter 2003 permitted the Company to reduce the provision for loan and lease losses to $5.5 million for the fourth quarter of 2003 from $7.5 million for the fourth quarter of 2002. The provision for loan and leases losses exceeded net charge offs by $0.1 million for the fourth quarter of 2003.
    The provision for loan and lease losses was $26.0 million for the year ended 2003 and $51.3 million for the year ended 2002. The decrease in 2003 over 2002 was due to the aforementioned $21.3 million provision related to accelerated disposition of loans in 2002 as well as reduced levels of net loan charge-offs in the third and fourth quarters of 2003.
    Noninterest income was $41.1 million in the fourth quarter of 2003 and $28.8 million in the fourth quarter of 2002, an increase of $12.3 million. The increase in noninterest income in 2003 compared to 2002 was due mainly to increases in Shoppers Charge credit card fee income, retail service fees, securities gains and income from the Company's investment in landfill gas companies. See discussion under "Investment in Landfill Gas Projects" on page 5 of this release.
    Noninterest income was $133.0 million for the year ended 2003 and $185.1 million for the year ended 2002. Noninterest income for the year-end 2003 decreased by $52.1 million compared to the year ended 2002. The decrease in noninterest income in 2003 compared to 2002 was due mainly to the aforementioned $77.0 million Dime merger termination payment in 2002, offset by increases in income from the Company's Shopper's Charge credit card fee income, retail service fees, securities gains, investment in landfill gas companies, trading asset gains and other income in 2003.
    Noninterest expense was $74.6 million for the fourth quarter of 2003 compared to $57.8 million for the fourth quarter of 2002. The increase in noninterest expense in the fourth quarter of 2003 compared to the fourth quarter of 2002 was due primarily to the Company's investment in landfill gas companies. The fourth quarter of 2003 also includes $4.5 million of charges to salaries and benefits relating to executive transition, replacement of the Company's medical and dental benefits insurance provider and a modification of its payroll process. Certain technology assets were determined to be no longer in service and certain capitalized credit card origination costs were accelerated, resulting in a charge to other non-interest expense of $3.4 million. Also included in the other expense category in 2003 was the $2.4 million charge related to the Company's termination of its correspondent banking business.
    Noninterest expense was $251.3 million for the year ended 2003 compared to $247.1 million for the year ended 2002. The increase in noninterest expense in the twelve months of 2003 compared to the comparable period of 2002 was due primarily to the Company's investment in landfill gas companies, increases in salaries and benefit expense, occupancy expense, amortization of intangibles and outside services-data processing, being offset by the aforementioned $21.5 million of certain expenses incurred in 2002. These increases in expense were offset in part by declines in marketing expense, equipment expense and outside services -other in 2003.
    The Company's pretax income for the fourth quarter of 2003 of $36.1 million decreased by $4.0 million compared to the fourth quarter of 2002. The Company's provision for income taxes was $6.6 million for the quarter ended December 31, 2003 compared to $11.8 million for the fourth quarter of 2002. The lower tax provision in the fourth quarter of 2003 compared to 2002 was primarily due to energy tax credits, income tax refunds, carry forwards, the resolution of a tax claim and assessment of deferred tax assets and liabilities.
    The Company's pretax income for the year ended 2003 was $155.0 million, a decrease of $32.4 million, compared to the year ended 2002. The Company's provision for income taxes was $37.7 million for the year ended December 31, 2003 compared to $64.2 million for the comparable period in 2002. This decrease in pretax income for the twelve months of 2003 was primarily due to the Dime merger termination payment received in 2002, partially offset by certain expenses recorded in the twelve months of 2002. The lower tax provision was due to the Company's increased investment in tax advantaged securities; as well as energy tax credits, the tax benefit associated with the closure of certain tax years and resolution of a tax claim; and the inclusion in 2002's income of the Dime merger termination payment offset by certain expenses.

    Nonperforming Loans and Leases, and Asset Quality

    The Allowance for loan and lease losses totaled $67.8 million at December 31, 2003 compared to $71.9 at December 31, 2002. It represented 513% at December 31, 2003 and 468 % at December 31, 2002 of non-performing loans and leases. The Allowance as a percentage of total loans and leases was 1.46 % at December 31, 2003 and 1.66% at December 31,2002.
    Nonperforming loans and leases totaled $13.2 million at December 31, 2003. This was a decrease of $2.2 million, or 14%, compared to $15.4 million of nonperforming loans and leases as of December 31, 2002. Nonperforming loans and leases were 0.28 % of total loans and leases at December 31, 2003, compared to 0.35% at December 31, 2002.
    Nonperforming assets were $14.2 million at December 31, 2003, down from $16.7 million at December 31, 2002. Nonperforming assets as a percent of loans, leases and OREO were 0.30 % at December 31, 2003 and 0.38% at December 31, 2002.

    Other Balance Sheet Data

    Loan and lease categories consisting of commercial and financial, commercial real estate, consumer, and credit card loans totaled $4.5 billion at December 31, 2003, compared to $4.1 billion at December 31, 2002. These four loan and lease categories are the areas of loans that the Company emphasizes. This is because they generally have more attractive yields; interest rate sensitivity; and maturity characteristics than single-family loans. These four loan and lease categories represented approximately: 96% of loans and leases at December 31, 2003, compared to 94% at December 31, 2002. The total loan to deposit ratio was 75% at December 31, 2003 and 70% at December 31, 2002
    Total investment securities were $2.7 billion at December 31, 2003, compared to $2.6 billion at December 31, 2002. Investment securities increased in 2003 over the prior period due primarily to increased purchases associated with growth in deposits and borrowings. Total assets were $8.1 billion at December 31, 2003, compared to $7.7 billion at December 31, 2002. During December of 2003 the Company contributed $7.0 million to further strengthen the funding of the employees defined benefit retirement plan. As of December 31, 2003, retirement plan assets exceeded the accumulated benefit obligation by more than $10 million. Due to this funding, the Company expects retirement plan expense for 2004 to decline by approximately $400,000 as compared to 2003.
    Total deposits were $6.2 billion at both December 31, 2003 and at December 31, 2002. The December 31, 2003 level of deposits was impacted by the loss of $50 million in deposits as a result of the termination of the Company's correspondent business
    Total stockholders' equity was $463.2 million and book value per common share was $10.34 at December 31, 2003. All regulatory capital ratios exceed those necessary to be considered a well-capitalized institution.

    Share Repurchases and Cash Dividends

    The Company did not repurchase any shares in the second, third or fourth quarters of 2003. The Company repurchased a total of 527,095 shares in 2003, at an average price of $31.35 per share. The total cash used for these repurchases was $16.5 million.
    Total shares outstanding at December 31, 2003 were 44.8 million shares, compared to 45.0 million shares at December 31, 2002.
    The Company paid cash dividends of $0.30 per share in the fourth quarter of 2003. Total cash dividends paid in the fourth quarter was $13.4 million. Dividends paid in 2003 year to date were $1.18 per share. Total cash dividends paid in 2003 year to date were $52.8 million.

    Flatiron Acquisition

    The Company completed its acquisition of all of the capital stock of Flatiron Credit Company, Inc. ("Flatiron") on October 31, 2003. The purchase price of the acquisition was $40 million in cash based on the estimated book value of Flatiron on the closing date of the acquisition. A final determination of book value will be made during the first quarter of 2004, which may result in an adjustment of the purchase price. The Company recorded $7.1 million in goodwill and $2.3 million in customer intangibles related to the acquisition. For the last two months of 2003 Flatiron contributed $567 thousand in after tax income.

    Investment in Landfill Gas Projects

    During May 2003, the Company acquired an equity ownership in certain alternative energy production companies as part of the resolution of related commercial loans. The Company has determined that these entities should be consolidated in the Company's financial statements. Previous quarterly results included one of these investments under the equity method of accounting. The more significant effects of consolidation include increases in premises, equipment and minority interest with a corresponding decrease in investment in unconsolidated subsidiary on the consolidated balance sheet and increases in non-interest income and expense on the consolidated income statement.

    Hudson United Bancorp is the multi-state bank holding company for Hudson United Bank, which has 205 offices in New Jersey, New York, Connecticut and Pennsylvania.

    This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "consider", "may", "will", or similar statements or variations of such terms. Such forward- looking statements involve certain risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, unexpected changes in interest rates, deterioration in economic conditions, declines in deposit or a decline in loan volume trends, decline in levels of loan quality, change in the trend in loan loss provisions, the unexpected unavailability of tax credits, especially the Company's Section 29 credits , additional expense, costs or limitations arising from exiting the correspondent banking business or the investigation of the Company's administration of the business and the unanticipated effects of legal, tax and regulatory provisions applicable to the Company. The Company assumes no obligation for updating any such forward-looking statements at any time. Important information on other material l factors or supplemental factors that could cause the Company's financial results to differ from the forward-looking statements also is included in the Company's public reports filed with the SEC, including in our Form 10-K for the year ending December 31, 2002 and Form 8-K filed on January 2, 2004, regarding the Company's termination of its banking business for correspondent customers.


                HUDSON UNITED BANCORP AND SUBSIDIARIES
            ----------------------------------------------

                      CONSOLIDATED BALANCE SHEETS

                                                 Dec. 31,    Dec. 31,
(in thousands)                                     2003       2002
----------------------------------------------------------------------
ASSETS
Cash and due from banks                          $272,636    $257,694
Interest bearing due from banks                    41,358      17,886
                                               ----------- -----------
               TOTAL CASH AND CASH EQUIVALENTS   $313,994    $275,580

Investment securities available for sale, at
 market value                                  $2,706,185  $2,616,452
($1,813,247 and $1,071,994 in market value
 pledged at December 31, 2003 and December 31,
 2002  respectively)

Loans and leases:
     Commercial and financial                  $2,137,499  $1,784,444
     Commercial real estate mortgages             993,937     908,910
     Consumer                                   1,033,693   1,031,475
     Credit card                                  326,713     340,173
                                               ----------- -----------
         Sub-total                             $4,491,842  $4,065,002
     Residential mortgages                        167,913     274,473
                                               ----------- -----------
                        TOTAL LOANS AND LEASES $4,659,755  $4,339,475
     Less: Allowance for loan and lease losses    (67,846)    (71,929)
                                               ----------- -----------
                          NET LOANS AND LEASES $4,591,909  $4,267,546

Premises and equipment, net                       125,168     100,991
Other real estate owned                               977       1,315
Core deposit and other intangibles, net of
 amortization                                      22,664      26,423
Goodwill                                           81,068      73,733
Investment in separate account bank owned life
 insurance                                        144,126     137,158
Other assets                                      110,484     152,063
                                               ----------- -----------
                                  TOTAL ASSETS $8,096,575  $7,651,261
                                               =========== ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
     Noninterest bearing                       $1,328,586  $1,304,289
     NOW, money market, and savings             3,009,821   3,119,233
     Time deposits                              1,904,952   1,776,179
                                               ----------- -----------
                                TOTAL DEPOSITS $6,243,359  $6,199,701
Customer repurchase agreements                    101,628     109,919
Other borrowings                                  819,591     359,767
                                               ----------- -----------
                              TOTAL BORROWINGS    921,219     469,686
Other liabilities                                 229,034     266,795

Subordinated debt                                 239,773     282,253
                                               ----------- -----------
                             TOTAL LIABILITIES  7,633,385   7,218,435
Stockholders' Equity:
     Common stock, no par value                   $92,788     $92,788
     Additional paid-in capital                   311,310     313,467
     Retained earnings                            242,046     177,544
     Treasury stock, at cost                     (176,505)   (169,871)
     Restricted stock & other                      (3,899)     (2,456)
     Accumulated other comprehensive income        (2,550)     21,054
                                               ----------- -----------
                    TOTAL STOCKHOLDERS' EQUITY   $463,190    $432,526
                                               ----------- -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $8,096,575  $7,650,961
                                               =========== ===========


                HUDSON UNITED BANCORP AND SUBSIDIARIES
       --------------------------------------------------------

                   Consolidated Statements of Income

                                                  Three Months Ended
                                                     December 31,
                                                  -------------------
(in thousands, except share data)                    2003      2002
--------------------------------------------------------------------
INTEREST AND FEE INCOME:
Loans and leases                                  $65,962   $69,508
Investment securities                              29,705    35,896
Other                                                 373       473
                                                  -------- ---------
                    TOTAL INTEREST AND FEE INCOME $96,040  $105,877
                                                  -------- ---------
INTEREST EXPENSE:
Deposits                                          $11,830   $20,897
Borrowings                                          3,000     1,596
Subordinated and other debt                         6,106     6,715
                                                  -------- ---------
                           TOTAL INTEREST EXPENSE $20,936   $29,208
                                                  -------- ---------
                              NET INTEREST INCOME $75,104   $76,669

            PROVISION FOR  LOAN AND LEASE LOSSES,
                                  PORTFOLIO LOANS   5,500     7,500
                                                  -------- ---------
          NET INTEREST INCOME AFTER PROVISION FOR
                            LOAN AND LEASE LOSSES $69,604   $69,169
                                                  -------- ---------
NONINTEREST INCOME:
Retail service fees                                $9,639    $9,259
Credit card fee income                              9,198     7,261
ATM and debit card fees                             1,735     1,948
Separate account bank owned life insurance income   2,154     1,862
Trust income                                          702       842
Income from Landfill Investments                    4,453         -
Other income                                        8,404     7,368
Securities gains                                    4,784     3,026
Impairment on mortgage related servicing assets         -    (2,815)
                                                  -------- ---------
                         TOTAL NONINTEREST INCOME $41,069   $28,751
                                                  -------- ---------
NONINTEREST EXPENSE:
Salaries and benefits                             $29,764   $23,499
Occupancy expense                                   7,527     7,375
Equipment expense                                   4,649     5,098
Outside services - data processing                  7,554     6,519
Outside services - other                            6,528     7,969
Amortization of intangibles                         3,100       909
Marketing expense                                   1,130       563
Deposit and other insurance                           575       490
Telephone expense                                   1,374     1,670
Expense from Landfill Investments                   6,001         -
Other                                               6,393     3,734
                                                  -------- ---------
                        TOTAL NONINTEREST EXPENSE $74,595   $57,826
                                                  -------- ---------
                                                  $36,078   $40,094
                    PROVISION FOR INCOME TAXES      6,596    11,819
                                                  -------- ---------
                                       NET INCOME $29,482   $28,275
                                                  ======== =========

NET INCOME PER COMMON SHARE:
Basic                                               $0.66     $0.63
Diluted                                             $0.66     $0.63

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                              44,798    45,025
Diluted                                            44,974    45,209


                HUDSON UNITED BANCORP AND SUBSIDIARIES
           ------------------------------------------------

                   Consolidated Statements of Income

                                                     Year to Date
                                                     December 31,
                                                 --------------------
(in thousands, except share data)                    2003      2002
--------------------------------------------------------------------
INTEREST AND FEE INCOME:
Loans and leases                                 $271,691  $303,558
Investment securities                             120,456   124,058
Other                                               1,982     2,387
                                                 --------- ---------
                   TOTAL INTEREST AND FEE INCOME $394,129  $430,003
                                                 --------- ---------
INTEREST EXPENSE:
Deposits                                          $57,419   $97,807
Borrowings                                         12,705     6,517
Subordinated and other debt                        24,747    24,922
                                                 --------- ---------
                          TOTAL INTEREST EXPENSE  $94,871  $129,246
                                                 --------- ---------
                             NET INTEREST INCOME $299,258  $300,757

           PROVISION FOR  LOAN AND LEASE LOSSES,
                                 PORTFOLIO LOANS   26,000    30,000
           PROVISION FOR  LOAN AND LEASE LOSSES,
                         ACCELERATED DISPOSITION        -    21,333
                                                 --------- ---------
       TOTAL PROVISION FOR LOAN AND LEASE LOSSES   26,000    51,333
                                                 --------- ---------
         NET INTEREST INCOME AFTER PROVISION FOR
                           LOAN AND LEASE LOSSES $273,258  $249,424
                                                 --------- ---------
NONINTEREST INCOME:
Retail service fees                               $37,812   $36,895
Credit card fee income                             28,672    25,214
ATM and debit card fees                             7,330     7,552
Separate account bank owned life insurance
 income                                             6,968     7,783
Trust income                                        2,599     3,079
Income from Landfill Investments                   11,169         -
Other income                                       31,933    26,869
Impairment on mortgage related servicing assets    (2,004)   (2,815)
Securities (losses) gains                           5,117     3,545
Trading asset gain                                  3,449         -
Dime merger termination payment                         -    77,000
                                                 --------- ---------
                        TOTAL NONINTEREST INCOME $133,045  $185,122
                                                 --------- ---------
NONINTEREST EXPENSE:
Salaries and benefits                            $101,790   $94,771
Occupancy expense                                  30,266    29,180
Equipment expense                                  18,533    20,327
Outside services - data processing                 29,654    26,939
Outside services - other                           24,198    26,034
Amortization of intangibles                         6,288     4,015
Marketing expense                                   3,295     5,513
Deposit and other insurance                         2,233     2,238
Telephone expense                                   5,850     6,099
Expenses related to Dime termination payment            -     8,293
Expense from Landfill Investments                  14,948         -
Other                                              14,240    23,717
                                                 --------- ---------
                       TOTAL NONINTEREST EXPENSE $251,295  $247,126
                                                 --------- ---------
                      INCOME BEFORE INCOME TAXES $155,008  $187,420
                                                   37,687    64,214
                                                 --------- ---------
                                      NET INCOME $117,321  $123,206
                                                 ========= =========

NET INCOME PER COMMON SHARE:
Basic                                               $2.62     $2.73
Diluted                                             $2.61     $2.72

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                              44,737    45,159
Diluted                                            44,892    45,349


                       Supplemental Information
                      --------------------------
Hudson United Bancorp
($ in thousands)   1Q03       2Q03       3Q03       4Q03      Y-T-D
                ---------- ---------- ---------- ---------- ----------
End of Period
----------------
Total Securities2,938,287  2,955,047  2,937,860  2,706,185      NA
Total Assets    7,809,894  7,984,039  7,975,364  8,096,575      NA
Total Deposits  6,184,103  6,231,529  6,268,791  6,243,359      NA
Total
Stockholders'
Equity            428,077    454,252    457,720    463,190      NA
Shares
 Outstanding       44,546     44,758     44,793     44,799      NA

Average Balance Sheet
----------------
Commercial/
 Consumer Loans 4,009,151  4,046,966  4,129,256  4,263,574  4,112,981
Residential Real
 Estate Mortgage  257,472    234,447    210,162    180,689    220,453
Total Loans and
 Leases         4,266,623  4,281,413  4,339,418  4,444,263  4,333,434
Other Earning
 Assets         2,816,650  3,138,072  3,173,428  3,002,802  3,033,633
Total Earning
 Assets         7,083,273  7,419,485  7,512,846  7,447,065  7,367,067
Total Assets    7,681,301  7,976,962  8,081,105  8,045,908  7,945,700
Noninterest
 Bearing
 Deposits       1,242,933  1,265,760  1,292,808  1,295,963  1,274,562
Interest Bearing
 Deposits       4,881,873  4,860,333  4,941,595  4,836,357  4,880,083
Common Equity     427,279    440,576    428,020    453,886    437,487

Loan Portfolio Composition
----------------
Commercial and
 Financial      1,761,415  1,806,113  1,854,680  2,137,498      NA
Commercial Real
 Estate Mortgage  923,710    931,368    957,421    993,937      NA
Consumer        1,028,953  1,037,039  1,034,092  1,033,694      NA
Credit Card       306,526    322,088    332,826    326,713      NA
     Sub-total  4,020,604  4,096,608  4,179,019  4,491,842      NA
Residential Real
 Estate Mortgage  242,286    227,512    195,483    167,913      NA
    Total Loans
     and Leases 4,262,890  4,324,120  4,374,502  4,659,755      NA
Allowance for
 Losses            71,888     67,151     67,664     67,846      NA
    Net Loans
     and Leases 4,191,002  4,256,969  4,306,838  4,591,909      NA

End of Period
----------------
Nonaccruing Loans  15,240     14,660     15,961     13,217      NA
Restructured Loans      0          0          0          0      NA
Other Real Estate   1,044      1,200      1,108        977      NA
Total
 Nonperforming
  Assets           16,284     15,860     17,069     14,194      NA
90 Days Past Due
 & Accruing        20,499     19,044     20,432     16,683      NA
Net Charge Offs     7,040      6,805      5,890      5,362      NA
Intangible
 Assets            99,101     98,495     97,418    103,732      NA


($ in thousands)   1Q02       2Q02       3Q02       4Q02      Y-T-D
                ---------- ---------- ---------- ---------- ----------
End of Period
----------------
Total
 Securities     1,985,191  2,385,952  2,491,426  2,616,452      NA
Total Assets    6,825,218  7,489,410  7,443,536  7,651,261      NA
Total Deposits  5,938,316  6,279,804  6,333,311  6,199,701      NA
Total
 Stockholders'
  Equity          376,936    416,636    436,648    432,526      NA
Total Shares
 Outstanding       45,209     45,276     45,120     45,023      NA

Average Balance Sheet
----------------
Commercial/
 Consumer
  Loans         3,747,114  3,803,274  3,931,781  3,980,989  3,865,016
Residential Real
 Estate Mortgage  505,592    466,261    432,340    286,837    422,184
Total Loans and
 Leases         4,252,706  4,269,535  4,364,121  4,267,826  4,287,200
Other Earning
 Assets         1,948,432  2,170,173  2,374,520  2,542,924  2,260,958
Total Earning
 Assets         6,201,138  6,439,708  6,738,641  6,810,750  6,548,158
Total Assets    6,921,896  7,074,998  7,425,789  7,437,723  7,216,121
Noninterest
 Bearing
  Deposits      1,142,343  1,174,662  1,235,350  1,251,228  1,201,289
Interest
 Bearing
  Deposits      4,839,988  4,907,447  5,055,630  4,989,692  4,948,894
Common Equity     395,091    387,877    423,025    432,798    409,838

Loan Portfolio Composition
----------------
Commercial and
 Financial      1,665,708  1,684,353  1,741,511  1,784,444      NA
Commercial Real
 Estate Mortgage  868,798    866,931    868,419    908,910      NA
Consumer          955,861  1,030,184  1,020,866  1,031,475      NA
Credit Card       287,057    315,561    320,556    340,173      NA
     Sub-total  3,777,424  3,897,029  3,951,352  4,065,002      NA
Residential Real
 Estate Mortgage  486,566    448,259    298,731    274,473      NA
    Total Loans
     and Leases 4,263,990  4,345,288  4,250,083  4,339,475      NA
Allowance for
 Losses            71,330     71,999     71,837     71,929      NA
    Net Loans
     and Leases 4,192,660  4,273,289  4,178,246  4,267,546      NA

End of Period
----------------
Nonaccruing Loans  16,894     17,484     17,102     15,357      NA
Restructured Loans      0          0          0          0      NA
Other Real Estate   1,635      1,096      1,295      1,315      NA
Total
 Nonperforming
  Assets           18,529     18,580     18,397     16,672      NA
90 Days Past Due
 & Accruing        20,199     17,524     20,267     19,790      NA
Net Charge Offs    26,455      6,831      7,666      7,408      NA
Intangible Assets  85,205    101,552    100,350    100,156      NA

                       Supplemental Information
                        ----------------------
Hudson United Bancorp
($ in thousands)        1Q03      2Q03      3Q03      4Q03     Y-T-D
                      --------- --------- --------- --------- --------
Condensed Income Statement
----------------------
Interest Income        102,410   101,365    94,314    96,040  394,129
Interest Expense        27,206    25,167    21,562    20,936   94,871
Net Interest Income     75,204    76,198    72,752    75,104  299,258
Provision for Possible
 Loan and Lease Losses   7,000     7,000     6,500     5,500   26,000
Income from Landfill
 Investments(2)              0     2,404     4,312     4,453   11,169
Total Non interest
 Income                 26,883    29,606    35,487    41,069  133,045
Net Revenue            102,087   105,804   108,239   116,173  432,303
OREO Expense               188        65       198        94      545
Amortization of
 Intangibles Expense     1,056     1,055     1,077     3,100    6,288
Expense from Landfill
 Investments (2)             0     3,598     5,349     6,001   14,948
Total Non interest
 Expense                54,657    58,999    63,044    74,595  251,295
Pre-tax Income          40,430    39,805    38,695    36,078  155,008
Provision for Income
 Taxes                  12,129    10,670     8,292     6,596   37,687
Net Income              28,301    29,135    30,403    29,482  117,321
Fully-taxable
 Equivalent Adjustment   1,020     1,046     1,072       956    4,094

Performance
----------------------
Return on Average Assets  1.49%     1.46%     1.49%     1.45%    1.48%
Return on Average Equity 26.86%    26.52%    28.18%    25.77%   26.82%
Basic Earnings Per Share $0.63     $0.65     $0.68     $0.66    $2.62
Diluted Earnings Per
 Share                   $0.63     $0.65     $0.68     $0.66    $2.61
Weighted Average
 Shares - Basic         44,756    44,614    44,777    44,798   44,737
Weighted Average
 Shares - Diluted       44,966    44,829    44,994    44,974   44,892
Net Interest Margin       4.36%     4.18%     3.90%     4.05%    4.12%

Capital Information
----------------------
Tier 1 Leverage Ratio (1) 5.83%     5.87%     6.03%     6.42%    NA
Tier 1 Risk-Based
 Capital (1)              8.20%     8.39%     8.72%     8.83%    NA
Total Risk-Based
 Capital (1)             13.55%    13.56%    13.90%    13.78%    NA
Common Equity         $428,077  $454,252  $457,720  $463,190     NA
Common Shares
 Outstanding            44,546    44,758    44,793    44,799     NA
Book Value Per Share
 (Common)                $9.61    $10.15    $10.22    $10.34     NA


($ in thousands)        1Q02      2Q02      3Q02      4Q02     Y-T-D
                      --------- --------- --------- --------- --------
Condensed Income Statement
----------------------
Interest Income        105,943   109,059   110,667   107,012  432,681
Interest Expense        34,381    33,746    33,454    30,343  131,924
Net Interest Income     71,562    75,313    77,213    76,669  300,757
Provision for Possible
 Loan and Lease Losses  28,833     7,500     7,500     7,500   51,333
Noninterest Income     102,583    26,342    27,445    28,752  185,122
Net Revenue            174,145   101,655   104,658   105,421  485,879
OREO Expense               519         0        54       150      723
Amortization of
 Intangibles Expense       952       952     1,202       909    4,015
Noninterest Expense     74,274    56,600    58,425    57,827  247,126
Pre-tax Income          71,038    37,555    38,733    40,094  187,420
Provision for Income
 Taxes                  28,757    12,018    11,620    11,819   64,214
Net Income              42,281    25,537    27,113    28,275  123,206
Fully-taxable
 Equivalent Adjustment     839       882       897     1,148    3,766

Performance
----------------------
Return on Average Assets  2.48%     1.45%     1.45%     1.51%    1.71%
Return on Average Equity 43.40%    26.41%    25.43%    25.92%   30.06%
Efficiency Ratio         41.67%    54.34%    54.22%    53.37%   49.58%
Basic Earnings Per Share $0.93     $0.56     $0.60     $0.63    $2.73
Diluted Earnings Per
 Share                   $0.93     $0.56     $0.60     $0.63    $2.72
Weighted Average
 Shares - Basic         45,235    45,237    45,131    45,025   45,159
Weighted Average
 Shares - Diluted       45,542    45,538    45,346    45,209   45,349
Net Interest Margin       4.73%     4.75%     4.60%     4.53%    4.65%

Capital Information
----------------------
Tier 1 Leverage Ratio (1) 5.94%     5.80%     5.71%     5.87%    NA
Tier 1 Risk-Based
 Capital (1)              8.16%     7.67%     7.98%     8.00%    NA
Total Risk-Based
 Capital (1)             10.82%    12.80%    13.24%    13.25%    NA
Common Equity          376,936   416,636   436,648   432,526     NA
Common Shares
 Outstanding            45,209    45,280    45,120    45,023     NA
Book Value Per Share
 (Common)                $8.34     $9.20     $9.68     $9.61     NA

   (1) Capital ratios are preliminary numbers

   (2) Amounts have been reallocated in Q2 and Q3 to conform to current presentation



    CONTACT: Hudson United Bancorp
             Kenneth T. Neilson, 201-236-2631
             or
             James W. Nall, 201-236-2769